EXHIBIT 10.13

Vacant Land Contract

1.	Sale and Purchase (“Contract”): CBL, LLC

(“Seller”) and TWIN VEE CO. / TWIN VEE POWERCATS CO.

(“Buyer”)(“the parties”) agree to sell and buy on the terms and conditions specified below the property (“Property”) described as:

Address: 6105 St. Lucie Blvd., Fort Pierce, FL 34946

Legal Description: 36 34 39 N 15 AC OF NE 1/4 OF NE1/4-LESS RD AND CANAL RS/W- AND E 202.18 FT OF S 467.62 FT OF N 509.34 FT OF NW 1

Parcel ID # 1336-111-0003-000-7

__________________________________________________________________________________________

________________________________________________________________________________________

SEC 06 / TWP / 34 / RNG 39 of St. Lucie County, County Florida. Real Property ID No: 1336-111-0003-000-7

including all improvements existing on the Property and the following additional property: ___________

_________________________________________________________________________________

2.	Purchase Price: (U.S. currency) $ 750,000.00

All deposits will be made payable to “Escrow Agent” named below and held in escrow by:

Escrow Agent’s Name: Curtis Shenkman, PA Escrow & Title

Escrow Agent’s Contact Person: Curtis Shenkman, PA

Escrow Agent’s Address: 4400 PGA Blvd., Suite 300, Palm Beach Gardens, FL 33410

Escrow Agent’s Phone: (561) 822-3939

Escrow Agent’s Email: Curtis@palmbeachlawyer.law

(a)	Initial deposit ($0 if left black) (Check if applicable)

☐ accompanies offer

☐ will be delivered to Escrow Agent within ______ days (3 days if left blank)

after Effective Date $ 0.00

(b)	Additional deposit will be delivered to Escrow Agent (Check if applicable)

☐ within _____ days (10 days if left blank) after Effective Date

☒ within 3 days (3 days if left blank) after expiration of Due Diligence Period $ 50,000.00

(c)	Total Financing (see Paragraph 6) (express as a dollar amount or percentage) $ 0.00
(d)	Other: $ 0.00
(e)	Balance to close (not including Buyer’s closing costs, prepaid items, and prorations)

to be paid at closing by wire transfer or other Collected funds $ 700,000.00

(f)	☐ (Complete only if purchase price will be determined based on a per unit cost instead of a fixed price.) The unit used to determine the purchase price is ☐ lot ☐ acre ☐ square foot ☐ other (specify): ____________

prorating areas of less than a full unit. The purchase price will be $________________ per unit based on a calculation of total area of the Property as certified to Seller and Buyer by a Florida licensed surveyor in accordance with Paragraph 8(c). The following rights of way and other areas will be excluded from the calculation:____________________________________________________________________________

3.	Time for Acceptance; Effective Date: Unless this offer is signed by Seller and Buyer and an executed copy delivered to all parties on or before 10/08/2021, this offer will be withdrawn and Buyer’s deposit, if any, will be returned. The time for acceptance of any counter-offer will be 3 days after the date the counter-offer is delivered. The “Effective Date” of this Contract is the date on which the last one of the Seller and Buyer has signed or initialed and delivered this offer or the final counter-offer.

4.	Closing Date: This transaction will close on or before 220 days (“Closing Date”), unless specifically extended by other provisions of this Contract. The Closing Date will prevail over all other time periods including,

but not limited to, Financing and Due Diligence periods. However, if the Closing Date occurs on a Saturday,

Sunday, or national legal holiday, it will extend to 5:00 p.m. (where the Property is located) of the next business day. In the event insurance underwriting is suspended on Closing Date and Buyer is unable to obtain property insurance, Buyer may postpone closing for up to 5 days after the insurance underwriting suspension is lifted. If this transaction does not close for any reason, Buyer will immediately return all Seller provided documents and other items.

5.	Extension of Closing Date: If Paragraph 6(b) is checked and Closing Funds from Buyer’s lender(s) are not available on Closing Date due to Consumer Financial Protection Bureau Closing Disclosure delivery requirements

(“CFPB Requirements), if applicable, then Closing Date shall be extended for such period 53 necessary to satisfy

CFPB Requirements, provided such period shall not exceed 10 days

Buyer: JCV and Seller DC and DL acknowledge receipt of a copy of this page, which is 1 of 8 pages.

6.	Financing: (Check as applicable)
(a)	☒ Buyer will pay cash for the Property with no financing contingency.
(b)	☒ This Contract is contingent on Buyer qualifying for and obtaining the commitment(s) or approval(s)

specified below (“Financing”) within ______ days after Effective Date (Closing Date or 30 days after Effective

Date, whichever occurs first, if left blank) (“Financing Period”). Buyer will apply for Financing within ______

days after Effective Date (5 days if left blank) and will timely provide any and all credit, employment, financial,

and other information required by the lender. If Buyer, after using diligence and good faith, cannot obtain the

Financing within the Financing Period, either party may terminate this Contract and Buyer’s deposit(s) will be returned.

(1)	☐ New Financing: Buyer will secure a commitment for new third party financing for $ ______________

or ______% of the purchase price at (Check one) ☐ a fixed rate not exceeding ______% ☐ an adjustable interest rate not exceeding ______% at origination (a fixed rate at the prevailing interest rate based on Buyer’s creditworthiness if neither choice is selected). Buyer will keep Seller and Broker fully informed of the loan application status and progress and authorizes the lender or mortgage broker to disclose all such information to Seller and Broker.

(2)	☐ Seller Financing: Buyer will execute a ☐ first ☐ second purchase money note and mortgage to

Seller in the amount of $________________, bearing annual interest at ______% and payable as follows:

___________________________________________________________________________________

The mortgage, note, and any security agreement will be in a form acceptable to Seller and will follow forms generally accepted in the county where the Property is located; will provide for a late payment fee and acceleration at the mortgagee’s option if Buyer defaults; will give Buyer the right to prepay without penalty all or part of the principal at any time(s) with interest only to date of payment; will be due on conveyance or sale; will provide for release of contiguous parcels, if applicable; and will require Buyer to keep liability insurance on the Property, with Seller as additional named insured. Buyer authorizes Seller to obtain credit, employment, and other necessary information to determine creditworthiness for the financing. Seller will, within 10 days after Effective Date, give Buyer written notice of whether or not Seller will make the loan.

(3)	☐ Mortgage Assumption: Buyer will take title subject to and assume and pay existing first mortgage to

___________________________________________________________________________________

LN#____________________ in the approximate amount of $________________ currently payable at

$_______________ per month, including principal, interest, ☐ taxes and insurance, and having a

☐ fixed ☐ other (describe) _____________________________________________________________

interest rate of ______% which ☐ will ☐ will not escalate upon assumption. Any variance in the mortgage will be adjusted in the balance due at closing with no adjustment to purchase price. Buyer will purchase

Seller’s escrow account dollar for dollar. If the interest rate upon transfer exceeds ______% or the assumption/transfer fee exceeds $________________, either party may elect to pay the excess, failing which this Contract will terminate; and Buyer’s deposit(s) will be returned. If the lender disapproves

Buyer, this Contract will terminate; and Buyer’s deposit(s) will be returned.

7.	Assignability: (Check one) Buyer ☐ may assign and thereby be released from any further liability under this

Contract, ☒ may assign but not be released from liability under this Contract, or ☐ may not assign this Contract.

8.	Title: Seller has the legal capacity to and will convey marketable title to the Property by ☐ statutory warranty deed ☒ special warranty deed ☐ other (specify) ______________________________, free of liens, easements,

and encumbrances of record or known to Seller, but subject to property taxes for the year of closing; covenants,

restrictions, and public utility easements of record; existing zoning and governmental regulations; and (list any other matters to which title will be subject) ________________________________________________________,

provided there exists at closing no violation of the foregoing.

(a)	Title Evidence: The party who pays for the owner’s title insurance policy will select the closing agent and pay for the title search, including tax and lien search (including municipal lien search) if performed, and all other fees charged by closing agent. Seller will deliver to Buyer, at

(Check one) ☐ Seller’s ☒ Buyer’s expense and

(Check one) ☐ within 60 days after Effective Date ☐ at least ______ days before Closing Date,

(Check one)

(1)	☒ a title insurance commitment by a Florida licensed title insurer setting forth those matters to be discharged by Seller at or before closing and, upon Buyer recording the deed, an owner’s policy in the amount of the purchase price for fee simple title subject only to the exceptions stated above. If Buyer is paying for the owner’s title insurance policy and Seller has an owner’s policy, Seller will deliver a copy to

Buyer within 15 days after Effective Date.

Buyer: JCV and Seller DC and DL acknowledge receipt of a copy of this page, which is 2 of 8 pages.

(2)	☐ an abstract of title, prepared or brought current by an existing abstract firm or certified as correct by an existing firm. However, if such an abstract is not available to Seller, then a prior owner’s title policy acceptable to the proposed insurer as a base for reissuance of coverage may be used. The prior policy will include copies of all policy exceptions and an update in a format acceptable to Buyer from the policy effective date and certified to Buyer or Buyer’s closing agent together with copies of all documents recited in the prior policy and in the update. If such an abstract or prior policy is not available to Seller,

then (1) above will be the title evidence.

(b)	Title Examination: After receipt of the title evidence, Buyer will, within 10 days (10 days if left blank) but no later than Closing Date, deliver written notice to Seller of title defects. Title will be deemed acceptable to

Buyer if (i) Buyer fails to deliver proper notice of defects or (ii) Buyer delivers proper written notice and Seller cures the defects within 30 days (30 days if left blank) (“Cure Period”) after receipt of the notice. If the defects are cured within the Cure Period, closing will occur within 10 days after receipt by Buyer of notice of such cure. Seller may elect not to cure defects if Seller reasonably believes any defect cannot be cured within the Cure Period. If the defects are not cured within the Cure Period, Buyer will have 10 days after receipt of notice of Seller’s inability to cure the defects to elect whether to terminate this Contract or accept title subject to existing defects and close the transaction without reduction in purchase price.

(c)	Survey: Buyer may, at Buyer’s expense, have the Property surveyed and must deliver written notice to

Seller, within 5 days after receiving survey but not later than 5 days before Closing Date, of any encroachments on the Property, encroachments by the Property’s improvements on other lands, or deed restriction or zoning violations. Any such encroachment or violation will be treated in the same manner as a title defect and Seller’s and Buyer’s obligations will be determined in accordance with Paragraph 8(b).

(d)	Ingress and Egress: Seller warrants that the Property presently has ingress and egress.
9.	Property Condition: Seller will deliver the Property to Buyer at closing in its present “as is” condition, with conditions resulting from Buyer’s Inspections and casualty damage, if any, excepted. Seller will not engage in or permit any activity that would materially alter the Property’s condition without the Buyer’s prior written consent.

(a)	Inspections: (Check (1) or (2))
(1)	☒ Due Diligence Period: Buyer will, at Buyer’s expense and within 60 days (30 days if left blank)

(“Due Diligence Period”) after Effective Date and in Buyer’s sole and absolute discretion, determine whether the Property is suitable for Buyer’s intended use. During the Due Diligence Period, Buyer may conduct a Phase 1 environmental assessment and any other tests, analyses, surveys, and investigations

(“Inspections”) that Buyer deems necessary to determine to Buyer’s satisfaction the Property’s engineering, architectural, and environmental properties; zoning and zoning restrictions; subdivision statutes; soil and grade; availability of access to public roads, water, and other utilities; consistency with local, state, and regional growth management plans; availability of permits, government approvals, and licenses; and other inspections that Buyer deems appropriate. If the Property must be rezoned, Buyer will obtain the rezoning from the appropriate government agencies. Seller will sign all documents Buyer is required to file in connection with development or rezoning approvals. Seller gives Buyer, its agents,

contractors, and assigns, the right to enter the Property at any time during the Due Diligence Period for the purpose of conducting Inspections, provided, however, that Buyer, its agents, contractors, and assigns enter the Property and conduct Inspections at their own risk. Buyer will indemnify and hold Seller harmless from losses, damages, costs, claims, and expenses of any nature, including attorneys’ fees,

expenses, and liability incurred in application for rezoning or related proceedings, and from liability to any person, arising from the conduct of any and all Inspections or any work authorized by Buyer. Buyer will not engage in any activity that could result in a construction lien being filed against the Property without

Seller’s prior written consent. If this transaction does not close, Buyer will, at Buyer’s expense, (i) repair all damages to the Property resulting from the Inspections and return the Property to the condition it was in before conducting the Inspections and (ii) release to Seller all reports and other work generated as a result of the Inspections.

Before expiration of the Due Diligence Period, Buyer must deliver written notice to Seller of Buyer’s determination of whether or not the Property is acceptable. Buyer’s failure to comply with this notice requirement will constitute acceptance of the Property as suitable for Buyer’s intended use in its “as is” condition. If the Property is unacceptable to Buyer and written notice of this fact is timely delivered to Seller, this Contract will be deemed terminated, and Buyer’s deposit(s) will be returned.

(2)	☒No Due Diligence Period: Buyer is satisfied that the Property is suitable for Buyer’s purposes,

including being satisfied that either public sewerage and water are available to the Property or the

Property will be approved for the installation of a well and/or private sewerage disposal system and that existing zoning and other pertinent regulations and restrictions, such as subdivision or deed restrictions,

Buyer: JCV and Seller DC and DL acknowledge receipt of a copy of this page, which is 3 of 8 pages.

concurrency, growth management, and environmental conditions, are acceptable to Buyer. This Contract is not contingent on Buyer conducting any further investigations.

(b)	Government Regulations: Changes in government regulations and levels of service which affect Buyer’s intended use of the Property will not be grounds for terminating this Contract if the Due Diligence Period has expired or if Paragraph 9(a)(2) is selected.

(c)	Flood Zone: Buyer is advised to verify by survey, with the lender, and with appropriate government agencies which flood zone the Property is in, whether flood insurance is required, and what restrictions apply to improving the Property and rebuilding in the event of casualty.

(d)	Coastal Construction Control Line (“CCCL”): If any part of the Property lies seaward of the CCCL as defined in Section 161.053, Florida Statutes, Seller will provide Buyer with an affidavit or survey as required by law delineating the line’s location on the Property, unless Buyer waives this requirement in writing. The

Property being purchased may be subject to coastal erosion and to federal, state, or local regulations that govern coastal property, including delineation of the CCCL, rigid coastal protection structures, beach nourishment, and the protection of marine turtles. Additional information can be obtained from the Florida

Department of Environmental Protection, including whether there are significant erosion conditions associated with the shore line of the Property being purchased.

☒ Buyer waives the right to receive a CCCL affidavit or survey.

10.	Closing Procedure; Costs: Closing will take place in the county where the Property is located and may be conducted by mail or electronic means. If title insurance insures Buyer for title defects arising between the title binder effective date and recording of Buyer’s deed, closing agent will disburse at closing the net sale proceeds to

Seller (in local cashier’s check if Seller requests in writing at least 5 days before closing) and brokerage fees to

Broker as per Paragraph 21. In addition to other expenses provided in this Contract, Seller and Buyer will pay the costs indicated below.

(a)	Seller Costs:

Taxes on deed

Recording fees for documents needed to cure title

Title evidence (if applicable under Paragraph 8)

Estoppel Fee(s)

Other: ________________________________________________________________________________

(b)	Buyer Costs:

Taxes and recording fees on notes and mortgages

Recording fees on the deed and financing statements

Loan expenses

Title evidence (if applicable under Paragraph 8)

Lender’s title policy at the simultaneous issue rate

Inspections

Survey

Insurance

Other: ________________________________________________________________________________

(c)	Prorations: The following items will be made current and prorated as of the day before Closing Date: real estate taxes (including special benefit tax liens imposed by a CDD), interest, bonds, assessments, leases, and other Property expenses and revenues. If taxes and assessments for the current year cannot be determined,

the previous year’s rates will be used with adjustment for any exemptions.

(d)	Special Assessment by Public Body: Regarding special assessments imposed by a public body, Seller will pay (i) the full amount of liens that are certified, confirmed, and ratified before closing and (ii) the amount of the last estimate of the assessment if an improvement is substantially completed as of Effective Date but has not resulted in a lien before closing; and Buyer will pay all other amounts. If special assessments may be paid in installments, ☐ Seller ☒ Buyer (Buyer if left blank) will pay installments due after closing. If Seller is checked, Seller will pay the assessment in full before or at the time of closing. Public body does not include a

Homeowners’ or Condominium Association.

(e)	PROPERTY TAX DISCLOSURE SUMMARY: BUYER SHOULD NOT RELY ON THE SELLER’S CURRENT

PROPERTY TAXES AS THE AMOUNT OF PROPERTY TAXES THAT BUYER MAY BE OBLIGATED TO

PAY IN THE YEAR SUBSEQUENT TO PURCHASE. A CHANGE OF OWNERSHIP OR PROPERTY

IMPROVEMENTS TRIGGERS REASSESSMENTS OF THE PROPERTY THAT COULD RESULT IN HIGHER

PROPERTY TAXES. IF YOU HAVE ANY QUESTIONS CONCERNING VALUATION, CONTACT THE

COUNTY PROPERTY APPRAISER’S OFFICE FOR FURTHER INFORMATION.

(f)	Foreign Investment in Real Property Tax Act (“FIRPTA”): If Seller is a “foreign person” as defined by

FIRPTA, Seller and Buyer will comply with FIRPTA, which may require Seller to provide additional cash at closing.

Buyer: JCV and Seller DC and DL acknowledge receipt of a copy of this page, which is 4 of 8 pages.

(g)	1031 Exchange: If either Seller or Buyer wish to enter into a like-kind exchange (either simultaneously with closing or after) under Section 1031 of the Internal Revenue Code (“Exchange”), the other party will cooperate in all reasonable respects to effectuate the Exchange including executing documents, provided, however, that the cooperating party will incur no liability or cost related to the Exchange and that the closing will not be contingent upon, extended, or delayed by the Exchange.

11.	Computation of Time: Calendar days will be used when computing time periods, except time periods of 5 days or less. Time periods of 5 days or less will be computed without including Saturday, Sunday, or national legal holidays specified in 5 U.S.C. 6103(a). Other than time for acceptance and Effective Date as set forth in Paragraph

3, any time periods provided for or dates specified in this Contract, whether preprinted, handwritten, typewritten or inserted herein, which shall end or occur on a Saturday, Sunday, or national legal holiday (see 5 U.S.C. 6103)

shall extend until 5:00 p.m. (where the Property is located) of the next business day. Time is of the essence in this Contract.

12.	Risk of Loss; Eminent Domain: If any portion of the Property is materially damaged by casualty before closing or Seller negotiates with a governmental authority to transfer all or part of the Property in lieu of eminent domain proceedings or an eminent domain proceeding is initiated, Seller will promptly inform Buyer. Either party may terminate this Contract by written notice to the other within 10 days after Buyer’s receipt of Seller’s notification,

and Buyer’s deposit(s) will be returned, failing which Buyer will close in accordance with this Contract and receive all payments made by the governmental authority or insurance company, if any.

13.	Force Majeure: Seller or Buyer will not be required to perform any obligation under this Contract or be liable to each other for damages so long as the performance or non-performance of the obligation is delayed, caused, or prevented by an act of God or force majeure. An “act of God or “force majeure” is defined as hurricanes,

earthquakes, floods, fire, unusual transportation delays, wars, insurrections, and any other cause not reasonably within the control of Seller or Buyer and which by the exercise of due diligence the non-performing party is unable in whole or in part to prevent or overcome. All time periods, including Closing Date, will be extended for the period that the act of God or force majeure is in place. However, in the event that such act of God or force majeure event continues beyond 30 days, either party may terminate this Contract by delivering written notice to the other; and

Buyer’s deposit(s) will be returned.

14.	Notices: All notices will be in writing and delivered to the parties and Broker by mail, personal delivery, or electronic means. Buyer’s failure to timely deliver written notice to Seller, when such notice is required by this Contract, regarding any contingency will render that contingency null and void, and this Contract will be construed as if the contingency did not exist. Any notice, document, or item delivered to or received by an attorney or licensee (including a transactions broker) representing a party will be as effective as if delivered to or received by that party.

15.	Complete Agreement; Persons Bound: This Contract is the entire agreement between Seller and Buyer.

Except for brokerage agreements, no prior or present agreements will bind Seller, Buyer, or Broker unless incorporated into this Contract. Modifications of this Contract will not be binding unless in writing, signed or initialed, and delivered by the party to be bound. Electronic signatures will be acceptable and binding. This

Contract, signatures, initials, documents referenced in this Contract, counterparts, and written modifications communicated electronically or on paper will be acceptable for all purposes, including delivery, and will be binding.

Handwritten or typewritten terms inserted in or attached to this Contract prevail over preprinted terms. If any provision of this Contract is or becomes invalid or unenforceable, all remaining provisions will continue to be fully effective. Seller and Buyer will use diligence and good faith in performing all obligations under this Contract. This

Contract will not be recorded in any public record. The terms “Seller,” “Buyer,” and “Broker” may be singular or plural. This Contract is binding on the heirs, administrators, executors, personal representatives, and assigns, if permitted, of Seller, Buyer, and Broker.

16.	Default and Dispute Resolution: This Contract will be construed under Florida law. This Paragraph will survive closing or termination of this Contract.

(a)	Seller Default: If Seller fails, neglects, or refuses to perform Seller’s obligations under this Contract, Buyer may elect to receive a return of Buyer’s deposit(s) without thereby waiving any action for damages resulting from Seller’s breach and may seek to recover such damages or seek specific performance. Seller will also be liable for the full amount of the brokerage fee.

(b)	Buyer Default: If Buyer fails, neglects, or refuses to perform Buyer’s obligations under this Contract,

including payment of deposit(s), within the time(s) specified, Seller may elect to recover and retain the deposit(s), paid and agreed to be paid, for the account of Seller as agreed upon liquidated damages,

consideration for execution of this Contract, and in full settlement of any claims, whereupon Seller and Buyer will be relieved from all further obligations under this Contract; or Seller, at Seller’s option, may proceed in equity to enforce Seller’s rights under this Contract.

17.	Attorney’s Fees; Costs: In any litigation permitted by this Contract, the prevailing party shall be entitled to recover from the non-prevailing party costs and fees, including reasonable attorney’s fees, incurred in conducting

Buyer: JCV and Seller DC and DL acknowledge receipt of a copy of this page, which is 5 of 8 pages.

the litigation. This Paragraph 17 shall survive Closing or termination of this Contract.

18.	Escrow Agent; Closing Agent: Seller and Buyer authorize Escrow Agent and closing agent (collectively

“Agent”) to receive, deposit, and hold funds and other items in escrow and, subject to Collection, disburse them upon proper authorization and in accordance with Florida law and the terms of this Contract, including disbursing brokerage fees. “Collection” or “Collected” means any checks tendered or received have become actually and finally collected and deposited in the account of Agent. The parties agree that Agent will not be liable to any person for misdelivery of escrowed items to Seller or Buyer, unless the misdelivery is due to Agent’s willful breach of this

Contract or gross negligence. If Agent interpleads the subject matter of the escrow, Agent will pay the filing fees and costs from the deposit and will recover reasonable attorneys’ fees and costs to be paid from the escrowed funds or equivalent and charged and awarded as court costs in favor of the prevailing party.

19.	Professional Advice; Broker Liability: Broker advises Seller and Buyer to verify all facts and representations that are important to them and to consult an appropriate professional for legal advice (for example, interpreting this

Contract, determining the effect of laws on the Property and this transaction, status of title, foreign investor reporting requirements, the effect of property lying partially or totally seaward of the CCCL, etc.) and for tax,

property condition, environmental, and other specialized advice. Buyer acknowledges that all representations

(oral, written, or otherwise) by Broker are based on Seller representations or public records. Buyer agrees to rely solely on Seller, professional inspectors, and government agencies for verification of the Property condition and facts that materially affect Property value. Seller and Buyer respectively will pay all costs and expenses, including reasonable attorneys’ fees at all levels, incurred by Broker and Broker’s officers, directors,

agents, and employees in connection with or arising from Seller’s or Buyer’s misstatement or failure to perform contractual obligations. Seller and Buyer hold harmless and release Broker and Broker’s officers, directors,

agents, and employees from all liability for loss or damage based on (i) Seller’s or Buyer’s misstatement or failure to perform contractual obligations; (ii) the use or display of listing data by third parties, including, but not limited to,

photographs, images, graphics, video recordings, virtual tours, drawings, written descriptions, and remarks related to the Property; (iii) Broker’s performance, at Seller’s or Buyer’s request, of any task beyond the scope of services regulated by Chapter 475, Florida Statutes, as amended, including Broker’s referral, recommendation, or retention of any vendor; (iv) products or services provided by any vendor; and (v) expenses incurred by any vendor. Seller and Buyer each assume full responsibility for selecting and compensating their respective vendors.

This Paragraph will not relieve Broker of statutory obligations. For purposes of this Paragraph, Broker will be treated as a party to this Contract. This Paragraph will survive closing.

20.	Commercial Real Estate Sales Commission Lien Act: If the Property is commercial real estate as defined by

Section 475.701, Florida Statutes, the following disclosure will apply: The Florida Commercial Real Estate Sales

Commission Lien Act provides that when a broker has earned a commission by performing licensed services under a brokerage agreement with you, the broker may claim a lien against your net sales proceeds for the broker’s commission. The broker’s lien rights under the act cannot be waived before the commission is earned.

21.	Brokers: The licensee(s) and brokerage(s) named below are collectively referred to as “Broker.” Instruction to closing agent: Seller and Buyer direct Closing Agent to disburse at Closing the full amount of the brokerage fees as specified in separate brokerage agreements with the parties and cooperative agreements between the

Brokers, except to the extent Broker has retained such fees from the escrowed funds. This Paragraph will not be used to modify any MLS or other offer of compensation made by Seller or listing broker to cooperating brokers.

Edward A Brzuskiewicz 689833	Edward A Brzuskiewicz 689833
Seller’s Sales Associate/License No.	Buyer’s Sales Associate/License No.

Ed.Brzuskiewicz@FloridaMoves.com	Ed.Brzuskiewicz@FloridaMoves.com
Seller’s Sales Associate Email Address	Buyer’s Sales Associate Email Address

772-579-9150	772-579-9150
Seller’s Sales Associate Phone Number	Buyer’s Sales Associate Phone Number

Coldwell Banker Realty	Coldwell Banker Realty
Listing Brokerage	Buyer’s Brokerage

1973 SW Savage Blvd. Port St. Lucie, FL 34953	1973 SW Savage Blvd. Port St. Lucie, FL 34953
Listing Brokerage Address	Buyer’s Brokerage Address
22.	Addenda: The following additional terms are included in the attached addenda and incorporated into this Contract

(Check if applicable):

☐ A. Back-up Contract

Buyer: JCV and Seller DC and DL acknowledge receipt of a copy of this page, which is 6 of 8 pages.

☐ B. Kick Out Clause

☐ C. Other: ___________________________________________________________________________________

23.	Additional Terms: Paragraph 17 shall not apply to Coldwell Banker Realty or its agents.

Unless notified otherwise in writing, if Coldwell Banker Realty is identified as the cooperating broker, the company and its sales associates are representing the Buyer in a Transaction Brokerage capacity in accordance with §475.278(2), Fla. Stat.

WIRE FRAUD NOTICE. Criminals/hackers are targeting email accounts of various parties involved in real estate transactions (e.g., lawyers, title agents, mortgage brokers, Realtors®) which has led to fraudulent wiring instructions being used to divert funds to the criminal’s bank account. These emails are convincing and may look legitimate. Before wiring any funds to any party (including lawyers, title agents, mortgage brokers, or real estate agents) the wiring party should personally call the intended recipient to confirm it is legitimate (i.e., confirm the ABA routing number or SWIFT code and credit account number) at a number that the wiring party independently obtains (e.g., the sales contract, their official website) and not use the number in the email to be sure that the legitimate party is being contacted. If Buyer or Seller has any reason to believe they may be a victim,

immediately contact the sending bank, local law enforcement, and file a complaint with the FBI’s Internet Crime Complaint Center @ www.ic3.gov.
A.) See the attached - Site Plan Contingency Addendum

B.) Seller will grant Buyer 30 Day Time Extensions to the Site Plan Contingency & Closing Date for a fee of $5,000 per month to be in addition to

Purchase Price.

C.) In the event the sale is not closed, the Buyer is to provide the Seller with all documents obtained related to the property including surveys,

inspections, Phase 1 or 2, Environmental reports, etc.

D.) The Buyer will provide Seller with monthly status updates on Site Plan Approval progress, filings, applications, and hearings.

E.) The Seller will be able to continue marketing the property and accept back offers until written Site Plan Approval is received.

COUNTER-OFFER/REJECTION

☐ Seller counters Buyer’s offer (to accept the counter-offer, Buyer must sign or initial the counter-offered terms and deliver a copy of the acceptance to Seller).
☐ Seller rejects Buyer’s offer.

This is intended to be a legally binding Contract. If not fully understood, seek the advice of an attorney before signing.

Buyer: /s/ Joseph C. Visconti – President (dotloop verified 10/07/21 1:44 PM EDT) Date: ____________________________

Print Name: TWIN VEE CO. / TWIN VEE POWERCATS CO. Joseph C. Visconti – President

Buyer: _________________________________________ Date: ____________________________

Print Name: _________________________________________________________

Buyer’s address for purpose of notice:

Address: 3101 S. US-1 HIGHWAY FT. PIERCE, FL 34982, FT. PIERCE, FL 34982

Phone: 772-429-2525 Fax: _______________________ Email: joseph@twinvee.com

Seller: /s/ David Cates – (dotloop verified 10/07/21 8:31 PM EDT) Date: ____________________________

Print Name: CBL, LLC

Seller: /s/ David Logan – (dotloop verified 10.07.21 9:24 PM EDT) Date: ____________________________

Print Name: _________________________________________________________

Buyer: JCV and Seller DC and DL acknowledge receipt of a copy of this page, which is 7 of 8 pages.

Seller’s address for purpose of notice:

Address: ______________________________________________________________________________________________

Phone: ________________ Fax: _______________________ Email: ___________________________

Effective Date: ____________________ (The date on which the last party signed or initialed and delivered the final offer or counter-offer.)

Florida REALTORS® makes no representation as to the legal validity or adequacy of any provision of this form in any specific transaction. This standardized form should not be used in complex transactions or with extensive riders or additions. This form is available for use by the entire real estate industry and is not intended to identify the user as REALTOR®. REALTOR® is a registered collective membership mark which may be used only be real estate licensees who are members of the NATIONAL
ASSOCIATION OF REALTORS® and who subscribe to its Code of Ethics. The copyright laws of United States (17 U.S. Code) forbid the unauthorized reproduction of this form by any means including facsimile or computerized forms.

Buyer: JCV and Seller DC and DL acknowledge receipt of a copy of this page, which is 8 of 8 pages.

Addendum to Contract re Site Plan Contingency

Seller: CBL, LLC
Buyer: Twin Vee
Property: 14.54 +/- Acres on 6105 St. Lucie Blvd, Ft. Pierce, FL
Dated: October 7, 2021

The Commercial Contract for Sale between Seller and Buyer is amended to include this provision:

“Site Plan Contingency”. Buyer shall diligently pursue Zoning change and Site Plan Approval with St.
Lucie County (the “County”) for Twin Vee boat manufacturing and distribution within two hundred ten
(210) days of the Effective Date of the Contract (the “Site Plan Contingency”). Buyer shall be responsible for all costs of pursuing the Site Plan Contingency. Seller shall fully cooperate with Buyer’s efforts to satisfy the Site Plan Contingency, at no cost or expense to the Seller, including Seller signing the necessary documents required by the “County”. In the event Buyer cannot obtain the Site Plan
Contingency, Buyer shall be responsible for the costs to withdraw the application(s), such that the
Property will be considered the same as it was on the Effective Date. In the event Buyer does not obtain the Site Plan Contingency by the 210-day deadline, within three (3) business days after the expiration of the deadline, Buyer shall either i) elect to terminate the Contract or ii) waive the Site Plan Contingency and proceed to the Closing. The Closing Date shall be ten (10) days after a) the satisfaction of the Site
Plan Contingency, or b) Buyer’s waiver of the Site Plan Contingency.

This Addendum supersedes, governs, and controls in the event of a conflict with the Contract.

Seller:	Buyer: Twin Vee
By: /s/ David Cates – (dotloop verified 10/07/21 8:31 PM EDT)	/s/ Joseph C. Visconti – President (dotloop verified 10/07/21 1:44 PM EDT)
Print Name: David Cates	Joseph Visconti, President
Oct. 7, 2021	Oct. 7, 2021

By: /s/ David Logan – (dotloop verified 10.07.21 9:24 PM EDT)
Print Name: David Logan
Oct. 7, 2021

Commercial Vacant Land Disclosure Statement

1.	SELLER(S) NAME(S): CBL, LLC

Property Address: 6105 St. Lucie Blvd., Fort Pierce, FL 349946 (14.54 Acres)

Is each individual named above a U.S. Citizen or resident alien? Yes ☐ No ☐

Approximate Age of Property: ____________________ Date Purchased: 04/23/2004

2.	NOTICE TO SELLER/LESSOR:

This disclosure statement is designed to assist the seller in complying with any disclosure requirements and to assist the buyer in evaluating the property being considered. The listing real estate broker, the selling real estate broker and their respective representatives (collectively, “Brokers”) will also rely upon this information when they evaluate, market and present the property to prospective buyers.

3.	NOTICE TO BUYER/LESSEE:

THIS IS A DISCLOSURE OF SELLER’S KNOWLEDGE OF THE CONDITION OF THE PROPERTY AS OF THE DATE SIGNED BY SELLER AND IS NOT A SUBSTITUTE FOR ANY INSPECTIONS OR WARRANTIES THAT BUYER MAY WISH TO OBTAIN. IT IS NOT A WARRANTY OR REPRESENTATION OF ANY KIND BY THE BROKERS (NONE OF WHOM HAVE MADE ANY INDEPENDENT VERIFICATION OF THE INFORMATION CONTAINED HEREIN), AND BUYER AGREES NOT TO RELY ON THE INFORMATION CONTAINED HEREIN AS SUCH. BUYER AGREES TO INDEMNIFY AND HOLD BROKERS HARMLESS FROM ANY NON-DISCLOSURE, OMISSION, OR MISREPRESENTATION OF SELLER. SELLER SHALL NOT BE OBLIGATED TO REPAIR OR CORRECT ANY ITEM LISTED BELOW UNLESS STATED IN THE SALES CONTRACT.

4.	OCCUPANCY

Is the property currently being leased or occupied? Yes ☐ No ☒ If yes, when does the lease expire? ____________

5.	ZONING AND USE RESTRICTIONS
a)	The Property is currently zoned CN – Commercial Neighborhood
b)	Are there any covenants, conditions, or restriction that affect the use or development of the property? Yes ☐ No ☐ Unknown ☒
c)	If any of the above questions are answered “Yes”, do you have written copies of these covenants, conditions or restrictions? Yes ☐ No ☐ List which documents you have: N/A
d)	Have you ever received notice from any person or authority as to any breach of any of these covenants, conditions, or restrictions? Yes ☐ No ☐ If “Yes” describe: N/A
e)	Do you know of any Indian (Native American) artifacts or other items of historical or archeological significance on the property? Yes ☐ No ☒ Unknown ☐ If “Yes”, describe: N/A
f)	Do you know of any reason why the Property may not be improved or developed? Yes ☐ No ☒ Unknown ☐ If “Yes”, give details: _______________________.
g)	Have anyone ever been refused a building permit for the Property? Yes ☐ No ☒ Unknown ☐

If “Yes”, give details: ______________________.

h)	If this platted land? Yes ☐ No ☐ Unknown ☒

If Yes, has the plat been approved by the county or municipality and recorded? Yes ☐ No ☐ Unknown ☐

i)	Are there any easements other than utility or drainage easements? Yes ☐ No ☐ Unknown ☒
j)	Are there any unrecorded road maintenance agreements affecting the property? Yes ☐ No ☒ Unknown ☐
k)	Are there any access restrictions to the property (ingress or egress)? Yes ☐ No ☒ Unknown ☐

If “Yes”, give details: ______________________.

6.	LAND (SOILS, DRAINAGE, BOUNDARIES AND OTHER CONDITIONS)
a)	Is there any fill or expansive or uncompacted soil on the property? Yes ☐ No ☒ Unknown ☐
b)	Is the property partially or totally seaward of the Coastal Construction Line? Yes ☒ No ☐ Unknown ☐
c)	Do you know of any sliding, settling, earth movement, upheaval, or earth stability problems that have occurred on the property or in the immediate neighborhood Yes ☐ No ☒

Have any soil tests been performed on the Property? Yes ☐ No ☐ Unknown ☒

When? _____________ By Whom? ______________ Results? _____________________

d)	Has any insurance company paid any amount on a claim? Yes ☐ No ☒ If “Yes”, were the full amount of the proceeds utilized to repair the sinkhole damage? Yes ☐ No ☐ (required pursuant to sec. 627.7073, Fla. Stat.)
e)	Is the property located in a flood zone or wetlands area? Yes ☐ No ☐ Unknown ☐
f)	Do you know of any past or present drainage or flood problems affecting the property or adjacent properties? Yes ☐ No ☒

g)	Do you know of any encroachments, boundary line disputes, or easements affecting the property?
Yes ☐ No ☒
Has the land been surveyed? Yes ☒ No ☐ Year Surveyed: 3/2/04 By: Dennis J. Leavy & Associates, Inc.
h)	Are there any abandoned wells, or buried storage tanks, debris, or waste on the property? Yes ☐ No ☒ Unknown ☐
i)	Do you know of any past or present hazardous or toxic substance (including radon) in or on this property or any adjacent or neighboring properties? Yes ☐ No ☒ Unknown ☐
If you answered “Yes” to any of the above, give details: Item H, Artesian Well, Farm Trash Buried in SW Corner in a Small Area.

7.	UTILITIES

Do any of the following presently exist within the property boundaries?

a)	Connection to public water	Yes ☐ No ☒ Unknown ☐
b)	Connection to public sewer	Yes ☐ No ☒ Unknown ☐
c)	Connection to private water system off property	Yes ☐ No ☒ Unknown ☐
d)	A water well (Artesian)	Yes ☒ No ☐ Unknown ☐
e)	Septic Tank	Yes ☐ No ☒ Unknown ☐
f)	Connection to electric utility	Yes ☐ No ☒ Unknown ☐
g)	Connection to natural gas service	Yes ☐ No ☒ Unknown ☐

Do any of the following presently exist at the boundary of the property?

a)	Public water system access	Yes ☒ No ☐ Unknown ☐
b)	Private water system access	Yes ☐ No ☒ Unknown ☐
c)	Electric service access	Yes ☒ No ☐ Unknown ☐
d)	Natural gas access	Yes ☐ No ☐ Unknown ☒
e)	Telephone system access	Yes ☒ No ☐ Unknown ☐
f)	Have any utility access charges been paid or are any owed?	Yes ☐ No ☒ Unknown ☐
If “Yes”, which charges have been paid and what charges are owed? __________________________

8.	DOCKS, PIERS AND SEAWALLS (N/A)
a)	Are you aware of any conditions that may affect the desirability use or function of any dock, pier, or seawall?

Yes ☐ No ☐ If “Yes”, explain : _______________________________________________________

b)	Was (is) a federal state or local governmental permit required for the construction or maintenance of the dock pier or seawall? Yes ☐ No ☐ Unknown ☐
If “Yes” were all appropriate permits and approvals issued for the construction and maintenance of such structures?
Yes ☐ No ☐ Unknown ☐ If “No”, explain : _______________________________________________________

9.	NEIGHBORHOOD

Are you aware of any existing condition or proposed change in your neighborhood that could adversely affect the value or desirability of the property, such as noise or other nuisance, protected wildlife, electric and magnetic field levels, threat of condemnation, or street changes? Yes ☐ No ☒ If “Yes”, explain in detail: _______________________
___________________________________________________________________________________________

10.	OTHER MATTERS
a)	Is there any existing or threatened legal action affecting the property or title to the property? Yes ☐ No ☐ Unknown ☐ If “Yes”, explain : _______________________________________________________
b)	Do you know of any violations of local state or federal laws or regulations relating to this property? Yes ☐ No ☐
c)	Is there anything else that you feel you should disclose to a prospective buyer because it may materially affect the value or desirability of the property (e.g., zoning or code violations, zoning changes, impending assessments, access or road changes, or construction, etc.) Yes ☐ No ☐

If any of your answers are “Yes”, explain in detail: _________________________________________________

ACKNOWLEDGMENT OF SELLER/LESSOR

By signing below Seller acknowledges and represents that the information in this Disclosure Statement is accurate and complete and Seller agrees to notify the listing broker in writing immediately if any information becomes inaccurate in any way through the passage of time seller represents that seller and not the brokers have filled out this Disclosure Statement and that Seller is not relying on the brokers for any of the information contained herein. Seller authorizes the brokers to provide this information to prospective buyers.

/s/ David Logan	11/6/18	/s/ David Cates	11/3/18
Seller	Date:	Seller	Date:

ACKNOWLEDGMENT OF BUYER/LESSEE

By signing below the Buyer acknowledges and represents that the Buyer has received this real property disclosure statement, has been advised to the to have the property examined by professional inspectors to evaluate its conditions and to investigate every aspect of the property, which could be important to Buyer. Buyer acknowledges that the brokers are not qualified to conduct such professional inspections or to inspect or detect physical defects in the property, and the brokers have not undertaken any independent investigation to verify the accuracy of the information contained in this Disclosure Statement. If there are any blank responses above that are important to Buyer, Buyer agrees to obtain written responses or a corrected disclosure statement from the Lessor/Seller prior to signing below. Acceptance of this disclosure statement with partial or incomplete answers shall constitute a waiver of any claims against brokers in any way related to such information.

/s/ Joseph C. Visconti – President (dotloop verified 10/07/21 1:44 PM EDT)	_________________________________________________________________
Buyer’s Or Seller’s Signature Date	Buyer’s Or Seller’s Signature Date

THIS IS A LEGAL BINDING DOCUMENT. IF NOT UNDERSTOOD, CONSULT AN ATTORNEY

Copyright 2007 Coldwell Banker Residential Real Estate LLC

An Equal Opportunity Company. An Equal Housing Opportunity. Owned and Operated by NRT LLC (Rev. 07/07)

To: TWIN VEE CO. / TWIN VEE POWERCATS CO. DATE: ______________________
From: Coldwell Banker Realty

Property: If this form is being provided to you as a seller, then this form refers to the property being sold. If it is being provided to you as a buyer or prospective buyer, then it refers to any property that you may consider purchasing with the assistance of Coldwell Banker Realty (“Broker”).

This is to give you notice that Broker, a subsidiary of Realogy Holdings Corp., is part of the Realogy Brokerage Group LLC family of real estate brokerage companies and has a business relationship with the companies listed below in this Statement. Realogy Holdings Corp. owns 100% of Realogy Brokerage Group LLC, which owns 100% of Broker. Realogy Holdings Corp. also owns 100% of each company listed below, except for (i) the mortgage lender, in which TRG Venture Partner LLC has a 49.9% ownership interest, (ii) the title insurance provider REALtech Title LLC in which Realogy Title Group LLC, a subsidiary of Realogy Holdings Corp. has a 51% ownership interest, (iii) Ojo Labs, Inc. in which Realogy Services Group LLC, a subsidiary of Realogy Holdings Corp., has a 10.2% ownership interest, and (iv) Home Partners Resources LLC, in which Realogy Brokerage Group LLC has a 49% ownership interest, indirectly owns 100% of Home Partners Resources Realty LLC. Realogy Holdings Corp also owns the franchisors of the BETTER HOMES & GARDENS® REAL ESTATE, COLDWELL BANKER®, COLDWELL BANKER COMMERCIAL®, CENTURY 21®, THE CORCORAN GROUP®, ERA®, AND SOTHEBY’S INTERNATIONAL REALTY® franchise systems. Because of these relationships, Broker’s referral of business to any of the companies listed below may provide Broker, Realogy Holdings Corp., Realogy Brokerage Group LLC, the franchisors owned by Realogy Holdings Corp., and/or their employees, affiliates, or any other related parties noted herein a financial or other benefit. Set forth below is the estimated charge or range of charges for the settlement services listed. You are NOT required to use the listed providers as a condition of the purchase or sale of your property. THERE ARE FREQUENTLY OTHER SETTLEMENT SERVICE PROVIDERS AVAILABLE WITH SIMILAR SERVICES. YOU ARE FREE TO SHOP AROUND TO DETERMINE THAT YOU ARE RECEIVING THE BEST SERVICES AND THE BEST RATE FOR THESE SERVICES.

COMPANIES	SETTLEMENT SERVICES	ESTIMATE / RANGE OF CHARGES
Guaranteed Rate Affinity, LLC Provides a full range of residential mortgage loan products and services.	Loan origination charge Loan discount fee/points Application fee	$1,290 0% - 5% of loan amount $150
Sunbelt Title Agency; Clear Title Group; REALtech Title LLC Provides the policy that insures against loss due to certain title defects.

Owner's Title Policy: (premium based on property value; rates do not include discounts, if any, for reissue, simultaneous issue, new home purchase, or other requested items, endorsements, and services).

Lender's title policy (if issued simultaneously with Owner's policy).

Settlement/closing fee

$5.75 per thousand up to $100K, thereafter

$5.00 per thousand over $100K up to $1M,

$2.50 per thousand over $1M up to $5M,

$2.25 per thousand over $5M up to $10M,

$2.00 per thousand over $10M

$25 - $700

$0 - $975

	Title Search	$90.00 - $500.00
Realogy Insurance Agency, Inc. Provides insurance agency services for homeowner's insurance.	Homeowner's insurance premium	$2.00 - $6.00 per thousand dollars of replacement cost of dwelling
Realogy Lead Management Services, Inc. Provides broker network management and operate real estate referral programs.	Cooperative real estate brokerage commission	The Realogy Lead Management Services (RMLS) referral commission varies, but is generally paid to RMLS (a licensed real estate broker) by a real estate broker as a percentage (typically, 37.5%-42.5%) of the real estate commission.

Cartus Corporation Provides relocation, assignment management and cooperative real estate brokerage services to its corporate and government clients and its network of real estate brokerage companies.	Cooperative real estate brokerage commission	The Cartus referral commission varies, but is generally paid to Cartus (a licensed real estate broker) by a real estate broker as a percentage (typically, 37.5% -42.5) of the real estate broker's commission on a transaction side, plus $100 and may be shared by Cartus with other brokers.

Other Realogy Brokerage Group LLC Real Estate Brokerage Companies and Other Franchisees

In certain markets other Realogy Brokerage Group LLC subsidiaries provide real estate brokerage services under Coldwell Banker, The Corcoran Group, Sotheby's International Realty, and Climb Real Estate trade names. Also note that in other markets, franchisees of Realogy Holdings Corp. subsidiaries provide real estate brokerage services as franchisees of Better Homes & Gardens, Coldwell Banker, Coldwell Banker Commercial, Century 21, The Corcoran Group, ERA and Sotheby's International Realty.

	Real estate brokerage commission Cooperative real estate brokerage commission	3 - 10% of sales price of the property depending on multiple factors including type of property, services, transaction side, region and transaction structure. However, commissions vary per agreement with each customer and may be negotiated, in whole or in part, as fixed amounts, such as a fixed amount in lieu of all or part of a percentage, or an amount such as $100 - $1000 in addition to a percentage. In addition, referral commissions vary, but are generally paid by a real estate broker as a percentage (approximately 25% - 50%) of the real estate broker's commission on a transaction side.
Ojo Labs, Inc. Provides artificial intelligence technology to validate and incubate real estate leads, i.e., digital real estate assistant, and cooperative real estate brokerage services.	Cooperative real estate brokerage commission	The Ojo referral commission will be paid to Ojo (a licensed real estate broker) by a real estate broker as a percentage (approximately 17.5% -35%) of the real estate broker's commission on a transaction side.

Home Partners Resources Properties LLC; Home Partners Resources Realty, LLC

Provides technology-enabled products and services intended to simplify and streamline the home sale and purchase process through the making or utilization of instant cash offers to home sellers and cash offer backstops to consumer purchase offers.

Cooperative real estate brokerage commission Program Fees

The Home Partners Resources Realty (HPRR) referral commission will be paid to HPRR (a licensed real estate broker) by a real estate broker as a percentage (approximately 35% - 50%) of the real estate broker's commission on a transaction side.

$0-$1,000 paid to Home Partners Resources Properties LLC

In addition to the affiliated business relationships described above, Broker has a business arrangement with American Home Shield Corporation (“AHS”) and Home Partners of America (“HPA”). While Broker, Realogy Holdings Corp., and Realogy Brokerage Group LLC, including their subsidiaries and affiliates, do not have any ownership interests in AHS or HPA, they may receive fees from AHS or HPA in return for their performance of services.

ACKNOWLEDGMENT

I/we have read this disclosure form and understand that Broker is referring me/us to purchase the above-described settlement service(s) and that Broker, Realogy Holdings Corp., Realogy Brokerage Group LLC, their employees and/or subsidiaries and affiliates may receive a financial or other benefit as the result of this referral.

/s/ Joseph C. Visconti – President (dotloop verified 10/07/21 1:44 PM EDT)	_________________________________________________________________
Buyer’s Or Seller’s Signature Date	Buyer’s Or Seller’s Signature Date